REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Eaton Vance
Special Investment Trust and
Investors of Emerging Markets
Portfolio:

In planning and performing our audit
of the financial statements of
Emerging Markets Portfolio (the
"Portfolio") as of and for the year
ended December 31, 2006, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered its internal control over
financial reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Portfolio's
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Portfolio is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A portfolio's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  Such internal control
includes policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use, or disposition of a
portfolio's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the portfolio's ability to
initiate, authorize, record, process or
report external financial data reliably
in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
portfolio's annual or interim
financial statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more than
a remote likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Portfolio's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Portfolio's
internal control over financial
reporting and its operation, including
controls for safeguarding securities,
that we consider to be a material
weakness, as defined above, as of
December 31, 2006.

This report is intended solely for the
information and use of management,
the Trustees of Eaton Vance Special
Investment Trust, and the Securities
and Exchange Commission and is
not intended to be and should not be
used by anyone other than these
specified parties.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 16, 2007